EXHIBIT 10.2


                          JOINT COOPERATION "AGREEMENT"
                          Number : /APL.MAS.02/11.2003




KNOW ALL MEN BY THIS PRESENT :

This Joint Cooperation Agreement (Agreement) is made and entered by and between the undersigned signatories:

APOLO GOLD INC., a Cooperation duly incorporated under the Laws of Nevada in the United State of America, and located at :

1458-409 Grenville Street
Vancouver B.C., V6C 1T2
C a n a d a

HEREINAFTER referred to as the "FIRST PARTY"                             (APOLO)

AND

PT METRO ASTATAMA, a limited liability corporation, incorporated under the Laws of Republic of Indonesia, located at:

Jln. PAM Baru Raya No. 10 Kompl. PAM, Bendungan Hilir Jakarta - 10210 -
Indonesia

HEREINAFTER referred to as the "SECOND PARTY"                            (METRO)


WITNESSETH :

The Parties purposefully entered into and execute this Agreement with the sole purpose of the Parties being to work together in a Joint Operation basis to pursue and effect the Gold Mine covering 28 hectares and 905,3 hectares, (hereinafter referred to as the ("Property") at the Region of Babakan Loa, District of Kedondong, South Lampung, Province of Lampung, Southern Sumatera, Indonesia. Owned by PT Karya Bukit Utama.

NOW THEREFORE :

In consideration of mutual promises, convenants and undertakings set forth herein and for the good and valuable consideration, the Parties declare and agree as stated in the Articles hereto.


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                                    ARTICLE 1
                                    ---------

Presentations and Warrant
-------------------------

1.01 Whereas, APOLO represent and warrants that:

     a. APOLO has full corporate power and authority to enter into this Agreement and entering of this Agreement does not conflict with any applicable Laws or with the by Laws of APOLO, or with any contract or other commitment to which APOLO is a Party to.

     b. The execution of this Agreement and the performance of its Terms and Conditions have been duly authorized by all necessary action including the Resolution of the Board of Directors of APOLO approving the transaction.

1.02 Whereas, METRO represent and warrants that :

     a. Metro has exclusively signed a MEMORANDUM of UNDERSTANDING (Kesepakatan) Number MAS.KBU/01-04/1996 with PT.KARYA BUKIT UTAMA
          (KBU) for its Property KP Exploitation number KP 96PP0082 and KP Exploitation number KP 96PP0083 at the above said location. Metro acknowledges that it has the sole and exclusive authority to act on behalf of PT. Karya Bukit Utama (KBU) regarding this Agreement with Apolo.

     b. METRO has full corporate power and authority to enter into this Agreement and entering of this Agreement does not conflict with any applicable Laws or with the by Laws of METRO, or with any contract or other commitment to which METRO is Party to.

     c. The execution of this Agreement and the performance of its Terms and Conditions have been duly authorized by all necessary corporate action including the Resolution of the Board of Directors of METRO.


                                    ARTICLE 2
                                    ---------

The Obligation of the Parties:
------------------------------

1. Under this particular Article the Parties shall define clearly and explicitly the commitment and obligation of the Parties/signatories herein

2. METRO hereby assign to APOLO the exclusive right through this Agreement, to explore, test, develop and mine the "Property" and to extract, remove and sell the Minerals and mineral products therein and realize the profit thereof. APOLO and its nominee shall be the exclusive manager of the "Property" and its development into a productive mine.

3. APOLO shall report in writing on a quarterly basis, all their activities and progress to METRO, in order for METRO to make regular quarterly reports to the appropriate Government Institution. Said quarterly report shall coincide with public reporting requirements of APOLO which reports for the periods ending March 31, June 30, September 30 and December 31.


                                    ARTICLE 3
                                    ---------

Assigment
---------

Both Parties agree that with the consent of either Party, which consent shall not be unreasonable withheld, each Party shall have the right to assign all or any parts of its interest in this Agreement and in the Property, subject to the Terms and Conditions of this Agreement. It shall be a condition precedent to any such assignment that the assignee of interest being transferred agrees to be bound by the Terms and Conditions of this Agreement, insofar as they are applicable.


                                    ARTICLE 4
                                    ---------

Consideration and Allocation re Operation

1. Upon execution of this Agreement, APOLO shall, within 45 days, arrange for the issuance of 3.000.000 common shares of APOLO subject to sale under rule 144, to :

            PT METRO ASTATAMA
            Jl PAM Baru Raya No. 10
            Kompleks PAM, Bendungan Hilir
            Jakarta - 10210 (Pusat), Indonesia

     as describe below:

a.       1.000.000 share            issued        January 15    2004
b.       1.000.000 share            issued        June    15    2004
c.       1.000.000 share            issued        January 15    2005

Should Apolo for any reason as stated in Article 5, item 6, decided to abandon the property, any stock not already issued shall be cancelled provided Apolo's notice to abandon the property is issued prior to the due date for issuance of the shares.

2. The Parties has mutually agreed that the Project shall be managed by APOLO or its nominee and that the Net Profits will be allocated eighty (80) percent to APOLO and twenty (20) percent to METRO. Distribution of Net Profits shall be based on a Net Profit Basis which is defined as the deduction of all cost, expenses of operation, management fees, Government license fees and taxes, camp expenses, travel and depreciation on Equipment based on the projected live of the mine or the Equipment. The equipment for mining shall be depreciated by recommended depreciation levels by the auditors of Apolo.

3. Should the Parties disagree on the figure of the depreciation, the auditors of APOLO shall recommend an opinion on acceptable method of depreciating the equipment. The remaining profit after all applicable expenses shall be paid out eighty (80) percent to APOLO and twenty (20) percent to METRO. If payments are less than the Net Profit shown after expenses, said pay out shall also be 80% to APOLO and 20% to METRO basis unless the Parties mutually agree to another arrangements.


                                    ARTICLE 5
                                    ---------

General Terms and Conditions
----------------------------

1. The Parties hereto hereby convenant and agree that they will execute such further agreements, conveyances and assurances as may required, or which council for the Parties may deem necessary to effect or carry out the intent of the Agreement.

2. This Agreement shall constitute the entire Agreement between the Parties with respect to the Property. No representation or inducement has been made except as set forth herein. No changes, alteration, or modification of this Agreement shall be binding upon either Party until and unless a Memorandum in writing to such effect shall have been signed by all Parties hereto. This Agreement suspends all previous written, oral or implied understanding between the Parties with respect to the matter covered herein.

3.   Time shall be of the essence of this Agreement

4. The Title to the Article of this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience and references only.

5. Each provision of this Agreement shall be interpreted in such manner to be effective and valid under applicable Law of Indonesia, but if any provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the reminder of such provisions of this Agreement.

6.   APOLO hereby convenant and agrees that:

     a. if it should elect to discontinue its operation on the Property, it shall return to METRO the Property interest acquired by APOLO therein under this Agreement and shall execute any and all documents/ Agreements, that are required by METRO to effect the return of the Property rights to METRO. All Equipment on the Property owned by APOLO shall be sold to METRO based on current value. If the Equipment is owned by APOLO and the Parties do not agree to a value, APOLO has the right to remove the Equipment and sell it elsewhere.

     b. It shall conduct sufficient work on the Property to maintain the Property in good standing at all times hereinafter until the year following any declared discontinuance, as referred to in 6.a.

7. This Agreement shall be governs by and interpreted in accordance with International Laws and in the Independent Country.

                                    ARTICLE 6
                                    ---------

The Payments:
-------------

1. As agreed by the Parties herein the Agreement to acquire the "Property" amounting US$ 2,500,000.oo (US Dollar two million five hundred thousand) with the payment schedule below, and or a six percent (6%) gross production royalty until the amount of US$ 2,500,000.oo paid. The 6% royalty commences when the mill is fully operational (24 hour production):

       December            03       2003                 USD       50,000.oo

       January             15       2004                 USD       25,000.oo

       March               30       2004                 USD       25,000.oo

       June                30       2004                 USD      150,000.oo

       December            15       2004                 USD      250,000.oo

       June                30       2005                 USD      250,000.oo

       December            15       2005                 USD      250,000.oo

       June                30       2006                 USD      250,000.oo

       December            15       2006                 USD      250,000.oo

       June                30       2007                 USD      500,000.oo

       December            15       2007                 USD      500,000.oo
                                                         -------------------
                                                Total    USD    2,500,000.oo

The parties acknowledge that the sum of $25,000 has already been paid and that a balance of $25,000 is payable on execution of the Agreement. Payment of the 6% gross production royalty shall be made every quarterly within 30 days of the filing og the filing of financial statement with the SEC as part of the form 10QSB which is filed each quarter as specified in article 2 item 3.

2.   Total Payment US$ 2,500,000.oo

3. In the event amounts payable are not made when they are due, APOLO shall have a thirty (30) day period from the date the payment was due to complete the payment.


                                    ARTICLE 7
                                    ---------

Net Profit
----------

1. APOLO shall calculate on a quarterly basis, the Net Profit Derive from the operations on the Property. The quarterly basis of the reporting shall be coincide the quarterly reporting requirements of APOLO with The Securities and Exchange Commission (SEC). These quarterly requirement are March 31, June 30 , September 30and December 31. Should the Mine start on any other basis, the first quarter will be adjusted to abide with the dates mentioned above. All quarterly reports are due for filing 45 days after the due date for quarterly reports and 90 days after the year end date of June 30.

2. APOLO shall no later than 45 days after completion of quarter, determine the Net Profit available to METRO and in turn pay to METRO required amount as defined under Article 4 of this Agreement.

3. Deliver a properly prepaid Financial statement on Operation at the Mine site, which shall include gross receipt from mineral sales during the reporting quarter, less Government royalties, expenses that have been deducted, and the resulting Net Profit before taxes. This Statement will outline the amount due to METRO.

4. Provided however that, until such time as there are Net Profit available, APOLO should deliver to METRO within 45 days of the end of a reporting quarter, a detailed Financial Statement of all operations. This statement even when no mineral recovery has occurred to date. Once the required Equipment is in place and Production has commenced, the requirements for reporting are in effect.

5. Both Parties agree that each Party will execute and deliver such documents as may be necessary to permit both APOLO and METRO to record its Share rights against the Property.

                                    ARTICLE 8
                                    ---------

First Right of Refusal
----------------------

Notwithstanding Article 3, in the event METRO wishes to sell all or part of its interest in this Agreement or the Property itself, it shall first give notice to APOLO in writing containing an offer to sell or part of its interest, and the Terms of sale that it would be accept. The offer can be in Cash or other consideration.

APOLO shall have 30 days from the date of receipt of notice from METRO to sell or part, to reply in writing to METRO, its intentions re-the METRO offer. METRO shall then be bound by this proposal they have made to APOLO. The Parties then have a further 30 days to complete the accepted proposal that METRO has made and APOLO has accepted. If APOLO fail to notify METRO before the expiration of the time therein, then METRO may sell and transfer such interest offered to any third Party or Parties, provided it is on the same terms that APOLO either decline or fail to exercise on.


                                    ARTICLE 9
                                    ---------

Notices
-------

Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficient given or postage prepaid or if given by telegram, telex or faxes addressed as followed:

For APOLO:         APOLO GOLD INC.
                   1458-409 Grenville Street
                   Vancouver B.C., V6C 1T2
                   C a n a d a

                   Telephone        : 011-604-687-4150
                   Fax              : 011-604-687-4155

For METRO:         PT. METRO ASTATAMA
                   Jln. PAM Baru Raya No. 10
                   Kompl. PAM, Bendungan Hilir
                   Jakarta - 10210 - Indonesia

                  Telephone         : 001-62-573-5379
                                      001-62-811 130 282
                   Fax              : 001-62-573-5379


                                   ARTICLE 10
                                   ----------

The Parties Rights
------------------

Each Party acknowledges that the other Party has other interest and business, and that this Agreement is a non exclusive Agreement, and only relates to the property described herein and/or hereafter, or otherwise agreed to by the Parties in writing.


                                   ARTICLE 11
                                   ----------

Definition
----------

In addition to the Definitions contained in this Agreement, in this Article:

"Cost means all items of outlay and expenses whatsoever, both direct and indirect, with respect to the Property or any mine recorded by the purchaser in accordance with generally accepted accounting principals and without limiting generally, more particularly:

A.   "Capital Costs" means:

     a. All costs preparing and equipping the mine for commercial production which are recorded prior to the completion date, including without limiting generally, all amount invested in development headings, Heavy Equipment, Gold processors, housing, infrastructures, road constructions, Drainage, Airport, and other facilities whatsoever.

     b. All cost of maintaining efficient production of Gold which are recorded after completion date, including without limiting generally, exploration, exploitation, development and acquisition of fixed assets, and

     c. For purposes only of calculation of Net Profits all items of outlay and expenses obtained financial information and providing security as recorded by APOLO

B. "Exploration costs" means all cost recorded during the exploration period, including without limiting generally, such reasonable charges for administrative services as may charged by APOLO.

C.   "Exploitation costs" means all cost relating to Production of minerals.

D. "Mine costs" means all costs which do not fall into other class of costs enumerated herein including, without limiting generally:

     a. Payroll costs, including applicable fringe benefits, burden and other direct payroll costs

     b. All other costs incidental to mining operation and Government administrations

     c. All costs from any slowdown, suspensions or termination of mining operation at the mine, whether voluntary or involuntary, and howsoever arising

     d. All prepared expenses and costs of supplies and repair parts and consumables for the operation of the Equipment and Plant

     e. All taxes, other than income taxes, royalties or other charges of imposts provided for pursuant to any Law or legal obligation imposed by any Government

     f. All incidental costs rehabilitation of the mine, reclamation and environmental protection, and

     g. Such reasonable portion of its head office overhead costs including management overhead as may be charged by APOLO in the normal course of business.

                                   ARTICLE 12
                                   ----------
Confidentaility
---------------

Both Parties, APOLO and METRO shall treat all data, reports, and other information of any nature whatsoever relating to this Agreement and the Property as confidential. The only exception to this would be matters that APOLO is obliged to disclosure to the Public, to the securities and exchange commission in its regular reporting requirements regarding Property matters. From the date hereof, the Parties shall not, without the express written consent of the other Party, disclosure to any third party any information concerning the Property or any operation thereon. The Parties shall not buy, sell, or other wise disclosure any information relating to the Property , unless such information is required to be disclosed because of the applicable Law in Indonesia or in the U.S.A in that event, the required information will be provided to the other Party first before any disclosure is undertaken.

                                   ARTICLE 13
                                   ----------

Addendum
--------

Both APOLO and METRO agree to produce an Addendum following this Agreement, to cover any addition or modification as determined by the Parties. This Addendum shall then become a legal and inseparable part of this Agreement and in binding part of this Agreement.

                                   ARTICLE 14
                                   ----------

The Spirit
----------

Essentially the spirit behind this Agreement is one of mutual trust and confidence and the reliance on each of the signatories to do what is fair and it shall be expected that each of the named signatories of private and financial nature to the utmost of each parties ability.

                                   ARTICLE 15
                                   ----------

In Witness Whereof
------------------

This Agreement shall benefit and be binding upon the Parties and their signatories hereto and their respective heirs, successors and assigns.

This Agreement shall be executed in two (2) original copies only and having some Power of Law. One copy is provided to "APOLO" and one copy is provide to "METRO".

This "Agreement" shall be executed on this 17th day of  November , 2003
                                           ----------------------------


"The First Party"                          "The Second Party"
 Apolo Gold Inc.                           PT Metro Astatama


CORPORATE SEAL                               CORPORATE SEAL



/S/MARTIAL H. LEVASSEUR                      /S/ M. YUSUF SABARIO
-----------------------                      --------------------
   Martial H Levasseur                           M. Yusuf Sabario






/S/ ROBERT DINNING                          /S/ MUHAMMAD ARIEF
------------------                          ------------------
    Robert Dinning                              Muhammad Arief





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